Exhibit (c)(8)

STRICTLY CONFIDENTIAL

Presentation to the Special Committee of the Board of Directors

April 19, 2016

The Moelis & Company Team Dedicated to the Special Committee

MOELIS & COMPANY

SENIOR SPONSORSHIP



KEN MOELIS
Founder, Chairman, CEO

- Over 30 years of investment banking experience
- Current Moelis Board member
- Former President of UBS Investment Bank
- Previously Joint Global Head of Investment Banking at UBS and Head of Corporate Finance at DLJ



JEFF RAICH
Founder, Co-President, Head of M&A

- 27 years of investment banking experience during which he established and led leading sell-side M&A practices at UBS Investment Bank and DLJ
- Current Moelis Board member
- Former Joint Global Head of M&A at UBS

M&A SPECIAL COMMITTEE ADVISORY



DAN LEE
Managing Director

- 17 years of investment banking experience
- Chairs Moelis Fairness Committee
- Former MD in M&A at Macquarie Capital and Head of Fairness Opinion Committee
- Previously Head of West Coast M&A at UBS

LEGAL / FAIRNESS OPINION



OSAMU WATANABE
General Counsel

- General Counsel at Moelis & Company
- Previously General Counsel and CCO of Sagent Advisors and prior to that held senior positions at UBS, CSFB and Donaldson, Lufkin & Jenrette

TECHNOLOGY M&A / TECHNOLOGY TEAM



STUART GOLDSTEIN
Managing Director

- 20 years of investment banking experience
- Prior Chair of Moelis Fairness Committee
- Previously Head of West Coast Tech Investment Banking Group at Citigroup



CHRISTOPHER FOSS
Senior Vice President

- 10 years of investment banking experience
- Former Associate, Distressed and Corporate Investing at The Carlyle Group; former Analyst in Technology and Services Investment Banking at UBS Investment Bank



ABHINAV GATTANI
Senior Vice President

- 10 years of investment banking experience
- Former Associate in Global Technology Investment Banking at Citigroup and TMT Goldman Sachs



JAMIE HOWARD
Associate

- 2 years of investment banking experience
- Former Sr. Consultant in Deloitte's Financial Advisory Services Practice

MOELIS & COMPANY OVERVIEW

- Founded in July 2007
- Completed IPO in April 2014 (NYSE: MC)
- Market Cap of Approximately $1.5bn
- 17 Global Offices
- 650 Employees
- 104 Managing Directors
- 20 Average Years of Experience per Managing Director
- 66 Former Sector and Product Heads

[1]

The Role of the Special Committee is to Protect the Public Shareholders –Moelis & Company’s Role Will Be to Protect You

A well designed process will allow the Special Committee to proactively address the unique set of circumstances that exist in a potential transaction with Napa

Public company Boards face ever-increasing scrutiny in the context of M&A transactions, with an estimated 97% of public M&A transactions over $100 million facing litigation

While most M&A transactions involve litigation, it is important to understand the factors that receive the greatest scrutiny by the courts

The basic fiduciary duties required of any director related to an M&A transaction should be evaluated in the context of the Business Judgment Rule: Duty of Care and Duty of Loyalty

Duty of Care – Must act on an informed basis after due consideration of all relevant materials and appropriate deliberation

Duty of Loyalty – Must act in good faith and in the honest belief that the action taken is in the best interests of the

Company and its shareowners, and not in the Board’s self-interest

The circumstances specific to Project Napa may face a heightened level of scrutiny…

Moelis & Company believes it is uniquely qualified to design the right process and provide the right advice to protect the Special Committee

[ 2 ]

Moelis & Company Will Add Value To The Special Committee By Proactively Navigating Considerations Around Napa

Moelis would design a well-planned process around the evaluation, timing, structure, negotiations, and approval practices in a potential transaction with Napa

Given the considerations specific to Napa and Orlando, heightened scrutiny may apply

Cross Ownership: E’s own ~46% of Napa and ~27% of Orlando

Current Operating Relationships: While limited, Orlando provides services and has financed Napa’s operations

Respective Valuations: Companies trade off of different valuation metrics and have different financial profiles

In any Napa change of control transaction, Napa’s directors will be subject to greater scrutiny of adherence to their fiduciary duties

Potential shareholder litigation claiming breaches of fiduciary duties by Napa’s directors may result in liabilities directly or indirectly borne by an acquirer, including potential accusations of aiding and abetting by that acquirer

Just as important in getting to the right answer is how you get there

[ 3 ]

Moelis & Company Has The Right Experience To Advise the Special Committee

Moelis possesses a differentiated set of credentials with significant experience advising public company Boards and Special Committees in high-profile assignments

Leading independent advisor ideally suited for the Special Committee

Since its founding, Moelis has advised on over $1.8 trillion of transactions, with over 450 public company situations

Day-to-day team for the Special Committee will be led by Ken Moelis and a senior team with extensive experience advising Special Committees

Senior team average Wall Street tenure of over 25 years

All previously chaired or have been members of the fairness committees of a major investment bank

Possesses deep execution, process, and industry expertise

Moelis has extensive experience in the technology sector with deep software expertise

Strong understanding of the software landscape with the ability to assist the Special Committee in a review of a potential transaction in the context of overall corporate strategy

MACANDREWS & FORBES CASE STUDY

$2.5bn

Acquisition of M & F Worldwide Corp. Exclusive Financial Advisor

M&F acquired the 57% interest in of MFW it did not own for and implied transaction value of $2.5 billion

Moelis & Skadden designed the framework for the transaction, since adopted as the approach courts embrace for the protection of minority shareholders in transactions

SELECT BOARD & SPECIAL COMMITTEE ASSIGNMENTS

[ 4 ]

Select Recent Public Company Mandates

MOELIS & COMPANY

Extensive experience advising public companies on how to manage through complex transactions, optimize shareholder outcomes and provide valuations and fairness opinions

Indicates transactions where Moelis has or is expected to render a Fairness Opinion

Company	Status	Size	Transaction	Role
AMAYA	Ongoing		Ongoing Advisory Services	Financial Advisor
TEREX	Ongoing	$3.3bn	Sale to Zoomlion	Financial Advisor
HERBALIFE	Ongoing		Defense advisor to the company against activist investors	Financial Advisor
DELL	Pending	$67.0bn	Acquisition of EMC Corporation	Financial Advisor
SHENTEL	Pending	$586mm	Acquisition of NTELOS Holdings Corp. and amendment of its affiliate relationship with Sprint Corporation	Exclusive Financial Advisor
TECO Energy	Pending	$10.4bn	Sale to Emera Inc.	Financial Advisor
interval leisure group	Pending	$1.5bn	Acquisition of Vistana Signature Experiences, Starwood's vacation ownership business	Exclusive Financial Advisor
Empire	2016	$2.4bn	Sale to Algonquin Power & Utilities Corp.	Exclusive Financial Advisor
Pfizer	Abandoned	$160bn	Combination with Allergan plc	Financial Advisor
REAL D	2016	$551mm	Sale to Rizvi Traverse Management, LLC	Exclusive Financial Advisor
AMERCO	2016		Board Recommendation on Dual Class Recapitalization Stockholder Proposal	Exclusive Financial Advisor
Clear Channel Outdoor	2016	$459mm	Sale of five non-core outdoor markets to Lamar Advertising Company	Exclusive Financial Advisor
Campus Crest	2016	$1.9bn	Sale to Harrison Street Real Estate Capital, LLC	Financial Advisor
Dentsply	2016	$13.3bn	Merger with Sirona Dental Systems Inc.	Exclusive Financial Advisor
Starwood Waypoint	2016	$7.7bn	Merger with Colony American Homes, Inc.	Financial Advisor
Darden	2015		Spin-off of select real estate and restaurant assets into, and the formation of, Four Corners Property Trust, Inc.	Financial Advisor
Martha Stewart	2015	$365mm	Sale to Sequential Brands Group, Inc.	Exclusive Financial Advisor
Sucampo	2015	JPY33.0bn	Acquisition of R-Tech Ueno, Ltd.	Exclusive Financial Advisor
CMCO Columbus McKinnon	2015	$189mm	Acquisition of Magnetek Inc.	Exclusive Financial Advisor
Rite Aid	2015	$2.0bn	Acquisition of Envision Pharmaceutical Services	Financial Advisor
Tronox	2015	$1.6bn	Acquisition of Alkali Chemicals Group from FMC Corporation	Financial Advisor

[5]

Select Software Sector Expertise

MOELIS & COMPANY

Moelis has been involved in a number of marquee software transactions across the applications, infrastructure, information management and security sectors

APPLICATIONS SOFTWARE

- AppSense — Sale to — LANDESK
- GTCR — $391mm Acquisition of — FundTech
- CDC Software — Sale to — Vista Equity Partners
- EPICOR — $976mm Sale to — Apax Partners
- Misys / VC — $2bn Sale to — Vista Equity Partners
- JDA — $210mm Acquisition of — manugistics
- PeopleSoft — $1.8bn Acquisition of — JDEdwards
- PeopleSoft / i-flex — $10.3bn & $1.3bn Sales to — ORACLE

INFRASTRUCTURE SOFTWARE

- DELL — $67bn Acquisition of — EMC²
- Smoothstone — $120mm Sale to — west
- redhat — $105mm Acquisition of — QUMRANET
- pv — $112mm Sale of Remaining Interest in — docomo
- EMC² — $635mm Acquisition of — vmware
- Novell — $210mm & $220mm Acquisitions of — SUSE, SilverStream
- Telelogic — $730mm Sale to — IBM
- NOKIA — $8.1bn Acquisition of — NAVTEQ

BIG DATA / INFORMATION MANAGEMENT SOFTWARE

- Project A2 — Global Leader in Document Mgmt. Software — Exclusive Financial Advisor
- guavus — Strategic Investment from — Liberty Global
- EMC² — $2.4bn Acquisition of — datadomain
- USA Mobility — $163mm Acquisition of — Amcom Software
- IBM — $4.6bn Acquisition of — COGNOS
- IBM — $1.6bn Acquisition of — FileNet
- BRIO Software — $151mm Sale to — Hyperion
- PlaceWare Web Conferencing — $200mm Sale to — Microsoft

SECURITY SOFTWARE

- THALES — $400mm Acquisition of — Vormetric
- SilverSky — $233mm Sale to — BAE SYSTEMS
- NTT — Acquisition of — SOLUTIONARY
- MessageLabs — $695mm Sale to — symantec
- secure computing — $413mm Sale to — McAfee
- SurfControl — $441mm Sale to — Websense
- SafeBoot, Foundstone — $350mm & $86mm Sales to — McAfee
- f5 — $296mm & $31mm Acquisitions of — acopia, MagniFire

[6]

Why Moelis & Company Is The Right Advisor For The Special Committee

[Graphic Appears Here]

Moelis believes it is the right advisor for the Special Committee of Orlando, having no real or perceived conflicts and having a team with the most relevant experience for Project Napa

    MAJORBULGE BRACKET

    MOELIS &BOUTIQUEINVESTMENT

CRITERIA    COMPANY FIRMSBANKS

Leading Technology and Enterprise Software Franchise

    Relevant Industry Experience

No Real or Perceived Conflicts

    No Sales & Trading

    No Equity Research

    No Wealth Management

    No Asset Management

    No Direct Banker Economic Interest in the Outcome

    No Prior Orlando Engagements

    No Prior Napa Engagements

    No Direct Vendor Relationships

    Financial Strength

Highly Relevant Deal Team Credentials and Expertise

    Dedicated Senior Team

    Special Committee Experience

    Dedicated Special Committee / Fairness Professionals

    ?

[ 7 ]

Our Approach To Working With the Orlando Special Committee

MOELIS & COMPANY

Moelis would work with the Special Committee and Skadden to design the right process as we evaluate key issues, including is this the right time and is this the right target

	KEY OBJECTIVES	MOELIS & COMPANY QUALIFICATIONS
Evaluate Opportunity in the Context of Overall Corporate Strategy	▪ Evaluate alternatives available to Orlando	▪ Highly relevant experience ▪ "No conflict" position ▪ Availability of key seasoned resources

If the Special Committee decides to move forward:

Understand Situation and Derive Optimal Approach	▪ Understand ultimate objectives ▪ Evaluate tactics and potential alternatives ▪ Determine approach (who makes the call)	▪ Leading Special Committee advisory franchise ▪ Recent experience in multiple analogous situations
Perform Due Diligence	▪ Perform detailed review of Napa and Orlando including financial and strategic due diligence (in conjunction with Skadden) ▪ Ability to receive MNPI, including Napa internal financial projections, may be difficult without providing initial perspectives on valuation	▪ Deep industry knowledge through active coverage and extensive transaction experience
Conduct Valuation Analysis	▪ Refine initial valuation perspectives based on available information, including the potential synergy opportunity	▪ Extensive industry, public company, and fairness / valuation perspectives
Negotiate / Execute Transaction	▪ Ensure ultimate consideration is supported by valuation analysis ▪ Structure deal terms to protect Orlando in connection with Skadden	▪ Significant public company buy side experience ▪ Unique understanding of key deal points and the interplay between deal terms and value
Fairness Opinion	▪ Fairness opinion procedures and documentation rigorously prepared	▪ Moelis has a robust committee process ▪ Team has extensive Special Committee and Fairness Committee experience

[8]

Potential Next Steps

Moelis is prepared to work expeditiously to evaluate the opportunity in the context of Orlando’s overall corporate strategy, and if determined appropriate, assist in a potential transaction with Napa

1

Discuss and agree upon terms of engagement

2

Review a potential transaction with Napa in the context of overall corporate strategy

3

Perform due diligence and preliminary valuation analysis

4

Reconvene with the Special Committee to discuss the appropriate next steps

[ 9 ]

Moelis Fee Proposal

EVALUATION PHASE FEE

OPINION FEE

TRANSACTION FEE

$1,000,000 to evaluate the opportunity in the context of overall corporate strategy

If the Special Committee decides to move forward:

$2,000,000

100% creditable against any Transaction Fee

$20,000,000 payable at the closing of a transaction

Moelis & Company is flexible in refining this structure upon further understanding of the

Special Committee’s objectives and scope of the assignment

[ 10 ]

Appendix

A. Moelis & Company Overview

Moelis & Company Overview

Global independent investment bank that provides world-class uncompromised advice

Leading Global     Founded in July 2007

Independent     Completed IPO in April 2014 (NYSE: MC)

Investment Bank     Market cap of approximately $1.5bn

Global Network     Extensive global network with 650 employees across 17 offices in

    North & South America, Europe, the Middle East, Asia and Australia

    Advised on over $340 billion of M&A in 2015

    Broke into top 10 M&A league tables in first year of operations

Premier M&A

Franchise     Demonstrated track record of creating value through process and negotiation techniques

    Industry-specific execution expertise

Direct Relevant     Leading Special Committee Advisory franchise

Special Committee     Recently completed multiple high profile Fairness Opinion & Special

Experience     Committee assignments

Unbiased,     Focused on providing high-quality, unbiased advice that we believe

Unconflicted,     clients are no longer receiving from larger firms

Uncompromised     Moelis will work solely in the best interests of the Special Committee

Advice     and the Company’s public shareholders

    World-class M&A and Technology franchises with substantial

Leading Technology     advisory experience in the SaaS Applications and ERP sectors

Franchise

    Strong relationships & dialogue with leading industry players

    Bankers have extensive Special Committee experience and will be

Senior Level     actively involved day-to-day on the transaction

Commitment and     We have executed some of the largest and most complex Special

Attention     Committee advisory assignments in the past five years

    Experienced bulge bracket M&A professionals with boutique focus

Global Offices

Employees

Investment

Bankers

Managing

Directors

Average Years of

Experience Per

MD

Former Sector & Product Heads

[ 13 ]

Recent Moelis & Company Technology Team Transactions

MOELIS & COMPANY

- Ongoing — Project A2 — Merger with leading global hardware and software company — Exclusive Financial Advisor
- Pending — NSIG — €155mm Acquisition of OKMETIC — Financial Advisor
- Pending — AppSense — Sale to LANDESK — Exclusive Financial Advisor
- Pending — DELL — $67.0bn Acquisition of EMC Corporation — Financial Advisor
- March 2016 — REAL D — $551mm Sale to Rizvi Traverse Management, LLC — Exclusive Financial Advisor
- March 2016 — THALES — $400mm Acquisition of Vormetric — Exclusive Financial Advisor
- December 2015 — TNS — $220mm Sale of Caller ID Assets to neustar — Financial Advisor
- December 2015 — Apax Partners — £159mm Sale of Sophos Group plc in accelerated bookbuild offering — Financial Advisor
- October 2015 — GRIDPOINT — Sale to TFG — Exclusive Financial Advisor
- August 2015 — guavus — Strategic Investment from — Financial Advisor
- June 2015 — On Assignment — $600mm Acquisition of creativecircle — Exclusive Financial Advisor
- June 2015 — SOPHOS — Strategic & IPO Advisor to the Board of Directors — $500mm IPO — Lead Financial Advisor
- June 2015 — ShoreGroup — Recapitalization by Francisco Partners — Exclusive Financial Advisor
- April 2015 — TouchTunes — Sale to SearchLight — Exclusive Financial Advisor
- March 2015 — riverbed — $3.6bn Sale to Thoma Bravo / Teachers' — Financial Advisor to Elliott Management
- December 2014 — TNS — Siris — Sale of Payment Gateway Services business to MasterCard — Financial Advisor
- December 2014 — SilverSky — $233mm Sale to BAE SYSTEMS — Exclusive Financial Advisor
- December 2014 — monitise — $76mm Strategic investment from Santander Group, Telefónica Group and MasterCard — Financial Advisor
- December 2014 — KOMATSU LITE — Sale to BOURNS — Exclusive Financial Advisor
- December 2014 — FTD — $430mm Acquisition of provide-commerce — Sale of CAP to — Financial Advisor
- October 2014 — cars.com — $2.5bn Sale of cars.com to GANNETT — M&A Advisor
- October 2014 — RentPath — Sale of 50% stake to PROVIDENCE EQUITY — Financial Advisor
- May 2014 — Caring.com — Sale to Bankrate, Inc. — Exclusive Financial Advisor
- May 2014 — Sale to glu — Exclusive Financial Advisor
- March 2014 — revolabs — Sale to YAMAHA — Exclusive Financial Advisor
- March 2014 — apartments.com — $585mm Sale to CoStar Group — Exclusive Financial Advisor
- February 2014 — Anaren — $381mm Sale to Veritas Capital — Financial Advisor
- December 2013 — Apollo Group — Acquisition of Open Colleges — Exclusive Financial Advisor
- December 2013 — IntelePeer — Sale of Voice Peering business to peerless — M&A Advisor
- November 2013 — SIEMENS — $180mm Sale of Enterasys Networks to extreme — M&A Advisor
- November 2013 — UNITED ONLINE — Spin-off of FTD — Strategic Advisor
- August 2013 — NTT — Acquisition of Solutionary — M&A Advisor
- January 2013 — beats — Equity capital raise for Daisy LLC, an affiliated digital music service provider of Beats Electronics — Exclusive Financial Advisor
- January 2013 — CSC — paxus — $74mm Sale to adcorp — M&A Advisor
- December 2012 — PRINTRONIX — Sale to — M&A Advisor
- October 2012 — NTT — Acquisition of centerstance — M&A Advisor
- October 2012 — buddy — Investment by GREE — M&A Advisor
- September 2012 — solarsoft — Sale to EPICOR — M&A Advisor
- June 2012 — MISYS — VC — $2bn Sale to Vista Equity Partners — Private Placement Agent & M&A Advisor
- June 2012 — HUGHES TELEMATICS, INC. — $718mm Sale to verizon — M&A Advisor
- April 2012 — CDC Corporation — $300mm Sale to Vista Equity Partners — Restructuring & M&A Advisor
- March 2012 — On Assignment — $600mm Acquisition of APEX Systems, Inc. — M&A Advisor
- March 2012 — CATALYST — Majority Sale to FTV Capital — M&A Advisor
- September 2011 — GTCR — $391mm Acquisition of FUNDtech — M&A Advisor
- June 2011 — Smoothstone IP Communications — $120mm Sale to west — M&A Advisor
- May 2011 — EPICOR — $976mm Sale to Apax Partners — M&A Advisor
- March 2011 — USA Mobility — $163mm Acquisition of Amcom Software — M&A Advisor
- October 2010 — NextWave — $173mm Sale of equity interest in Packet Video Corporation to docomo — Exclusive Financial Advisor
- November 2009 — youbet.com — $127mm Sale to Churchill Downs Incorporated — Exclusive Financial Advisor
- February 2008 — YAHOO! — $44.6bn Unsolicited proposal from Microsoft

[14]

B. Moelis & Company Detailed Biographies

Moelis & Company's Fully Committed Orlando Team

MOELIS & COMPANY

Moelis & Company's seasoned and dedicated team is committed to providing unique insight and relevant sector expertise to the Special Committee of the Board of Directors of Orlando



Ken Moelis
Founder, Chairman, CEO
E: ken.moelis@moelis.com
T: +1 (310) 443-2333 /
+1 (212) 883-3888
M: +1 (310) 991-1191

- Over 30 years of investment banking experience.
- Prior to founding Moelis & Company, he worked at UBS from 2001 to 2007, where he was most recently President of UBS Investment Bank and previously Joint Global Head of Investment Banking
- Before joining UBS, Mr. Moelis was Head of Corporate Finance at Donaldson, Lufkin & Jenrette, where he worked from 1990 through 2000



Jeff Raich
Founder, Co-President, Head of M&A
E: jeff.raich@moelis.com
T: +1 (310) 443-2345
M: +1 (310) 780-2855

- 27 years of investment banking experience during which he established and led leading sell-side M&A practices at UBS Investment Bank and Donaldson, Lufkin & Jenrette
- Former Joint Global Head of M&A at UBS Investment Bank
- Selected transactions include Anheuser Busch's sale to InBev; Harrah's sale to Apollo and TPG; Invitrogen's acquisition of Applied Biosystems; Nalco's sale to Blackstone and Apollo; Petco's sale to Leonard Green & Partners; Univar's sale to Clayton, Dublier & Rice; Univision Communications' sale to a private equity consortium; Dermalogica's sale to Unilever; California Pizza Kitchen's sale to Golden Gate Capital; Air Medical Group's sale to Bain; Aspen Dental's sale to Leonard Green & Partners; GenTek's sale to American Securities; Primedia's sale to TPG; Smile Brands' sale to Welsh, Carson, Anderson & Stowe; Van Houtte's sale to Green Mountain Coffee Roasters; and Waggin' Train's sale to Nestlé



Dan Lee
Managing Director
E: dan.lee@moelis.com
T: +1 (310) 443-2375
M: +1 (310) 443-2334

- 17 years of investment banking experience
- Previously a Managing Director in the M&A Group at Macquarie Capital and Co-Head of the Fairness Opinion Committee
- Former Head of UBS Investment Bank's West Coast M&A Group
- Selected transactions include Bally Technologies' sale to Scientific Games; MModal's take-private by One Equity Partners; merger of Lakes Entertainment with Golden Gaming; MIF take-private of WCA Waste; MTR Gaming merger with Eldorado Resorts; sale of WMS Industries to Scientific Games; Napster's sale to Best Buy; Rent.com's sale to eBay; SHFL Entertainment's sale to Bally Technologies; acquisition of Citadel Broadcasting by Cumulus Media; Southwire's take-private of Coleman Cable; and Restoration Hardware's sale to Catterton Partners



Osamu Watanabe
General Counsel
E: osamu.watanabe@moelis.com
T: +1 (212) 883-3835
M: +1 (310) 892-7454

- Over 28 years of industry experience
- Provides legal advice on transactions requiring fairness opinions in his current role
- Previously held senior positions at Sagent Advisors, UBS, Credit Suisse and Donaldson, Lufkin & Jenrette, including General Counsel to GRP Partners, a venture capital fund affiliated with Donaldson, Lufkin & Jenrette
- Previously Special Counsel at Sullivan & Cromwell 1986-1996
- Judicial Clerkship - Honorable Morey L. Sear, Federal District Court

SENIOR SPONSORSHIP | *TECHNOLOGY / TECHNOLOGY M&A TEAM* | *M&A / SPECIAL COMMITTEE ADVISORY* | *LEGAL / FAIRNESS OPINION*

[16]

Moelis & Company's Fully Committed Orlando Team (Cont'd)

MOELIS & COMPANY

Moelis & Company's seasoned and dedicated team is committed to providing unique insight and relevant sector expertise to the Special Committee of the Board of Directors of Orlando



Stu Goldstein
Managing Director
E: stu.goldstein@moelis.com
T: +1 (310) 443-2380
M: +1 (650) 793-1229

- 20 years of investment banking experience
- Previously Head of West Coast Tech Investment Banking Group at Citigroup
- Selected transactions include PeopleSoft's sale to Orlando; CDC Corporation's carve out of CDC Software; Epicor Software's sale to Apax Partners; SilverSky's sale to BAE Systems; Compaq's sale to HP; Enterasys Networks' carve out sale to Extreme Networks; Nokia's joint venture with Siemens; Motorola's sale of wireless broadband businesses to Vector Capital Corporation; Flextronics' acquisition of Solectron; JDA Software's acquisition of Manugistics; MessageLab's sale to Symantec; M-System's sale to SanDisk; PlaceWare's sale to Microsoft; and the sale of Brio Software to Hyperion



Christopher Foss
Senior Vice President
E: christopher.foss@moelis.com
T: +1 (310) 443-2321
M: +1 (818) 653-3677

- 10 years of investment banking experience
- Focus areas include Technology M&A and Software
- Former Associate, Distressed and Corporate Investing at The Carlyle Group; former Analyst in Technology and Services Investment Banking at UBS Investment Bank
- Selected transactions include Dell's pending acquisition of EMC; Life Technologies' sale to Thermo Fisher Scientific; AECOM's acquisition of URS Corporation; Imperial's sale of its structured settlements business to Blackstone; and F+W Media's acquisition of New Track Media and its carve out of World Tea



Abhinav Gattani
Senior Vice President
E: abhinav.gattani@moelis.com
T: +44 (0) 207 634 3560
M: +44 (0) 7587 181 921

- 10 years of investment banking experience
- Former Associate in Global Technology Investment Banking at Citigroup and TMT Goldman Sachs
- Selected transactions include BMC Software's sale to an investment consortium; SilverSky's sale to BAE Systems; AppSense Holdings sale to LANDESK; Dell's pending acquisition of EMC; MessageLabs sale to Symantec; Catalyst's sale of majority interest to FTV Capital; Enterasys Networks' carve out sale to Extreme Networks; Thales SA's acquisition of Vormetric, Inc.; NTT's acquisition of Solutionary; Secure Computing's sale to McAfee; Riverbed's sale to a PE consortium; EMC's acquisition of VMW; and The Abraaj Group's sale of a 49% stake in Network International



Jamie Howard
Associate
E: jamie.howard@moelis.com
T: +1 (310) 443-2372
M: +1 (310) 251-0692

- 2 years of investment banking experience
- Specializes in M&A advisory across a broad range of industries, including Technology
- Senior Consultant at Deloitte in its Financial Advisory Services practice prior to joining Moelis & Company
- Selected transactions include Dell's pending acquisition of EMC; Dermalogica's Sale to Unilever; and Great Western Building Materials' Sale to Foundation Building Materials

SENIOR SPONSORSHIP | *TECHNOLOGY / TECHNOLOGY M&A TEAM* | *M&A / SPECIAL COMMITTEE ADVISORY* | *LEGAL / FAIRNESS OPINION*

[17]

C. Napa Situation Overview

Napa Observations

Napa’s attractive offering and growth profile is well positioned to benefit from Orlando’s global infrastructure, business scale, deep verticalized domain expertise and partner ecosystem

Napa is the world’s leading pure-play SaaS provider of cloud-based ERP software tools

Positioned to benefit from highly attractive market dynamics

Cloud ERP system provides SMBs a compelling value proposition vs. traditional delivery methods

Successful track record of integrating tuck-in acquisitions

Demonstrated decade of sustained revenue growth

A transaction between Orlando and Napa could bring several attractive elements together

[ 19 ]

Preliminary Observations Regarding a Potential Transaction

MOELIS & COMPANY

A transaction between Orlando and Napa could bring several attractive elements together

Potential to Expand Leadership Position in On-Premise to Cloud Applications

- Offers the ability for the combined business to be a strong participant in both on-premise and SaaS applications
  - Orlando maintains a strong position within on-premise IT environments
  - Orlando Fusion ERP Cloud has nearly 2,000 customers worldwide
  - Napa has over 10,000 customers running more than 30,000 subsidiaries on its Cloud ERP platform

Napa Brings Complementary Business ERP Capabilities to Orlando's Public Cloud Offerings

- Napa was born-in-the-cloud and has a 10 year head start over new competition with trust from leading brands across a variety of industries globally
- Brings comprehensive and integrated system for running business in the cloud: ERP, SRP, financial management, and eCommerce among other areas
- Orlando's business intelligence, middleware and database offerings can bring additional value to Napa customers

Offers Orlando the Ability to Provide a Two-tier ERP Solution

- A business combination would comprehensively address the needs of both large and mid-sized businesses and expand Orlando's TAM into the SME
  - Target Orlando Fusion on-premise and Cloud ERP for large enterprises and HQ operations
  - Leverage Napa Cloud ERP suite for midsized businesses and divisions or subsidiary operations
- Orlando can drive accelerated penetration of Napa One World into its large base using this two-tier structure

Unites Dynamic Industry and Financial Profiles

- Significant greenfield opportunity in SMB market for ERP systems, with an estimated 50% untapped market opportunity
- Well-positioned to take advantage of a broad target market spanning U.S. Enterprise & Mid-Market SMBs, as well as the shift towards the cloud (growing multiples faster than the worldwide IT market)
- Each standalone platform possesses attractive financial attributes
  - Napa's recurring revenue grew 33% YoY in 2015, with the gross margin on that revenue exceeding 85%
  - Orlando's cloud and on-premise software revenues are ~$29bn over the last twelve months

Napa would benefit from Orlando's global infrastructure, business scale, deep verticalized domain expertise and partner ecosystem

Sources: Gartner, IDC, Wall Street Research, company press releases

[20]

Napa At A Glance

MOELIS & COMPANY

BUSINESS OVERVIEW

- World's leading pure-play Software-as-a-Service (SaaS) provider of cloud-based financials / enterprise resource planning (ERP) software suites
  - Used by 10,000+ companies across 100+ countries
- Suite of applications meets financial management, CRM, eCommerce and retail management, commerce marketing automation, Professional Services Automation (PSA), and Human Capital Management needs
  - Offerings cover a broad group of industries including wholesale / distribution, consulting, computer and IT services, e-commerce and retail, financial services, healthcare services, and education
- Became publicly listed in 2007
- Founded in 1998 and headquartered in San Mateo, CA, Napa employs 4,600+ people and has offices in 12 countries

NAPA OFFERING – ONE SYSTEM FOR THE ENTERPRISE


ERP
SRP
Project Management
Resource Management
Time & Expense
Project Accounting
Supply Chain Management
Manufacturing
Inventory Management
Warehouse Management
CORE BUSINESS
Customer Management
Order Management
Global Financial Management
Billing Management
Revenue Management

SUMMARY FINANCIALS

	Fiscal Year Ending December 31,				
($ in millions)	2013A	2014A	2015A	2016E [2]	2017E [2]
Revenue	$414.5	$556.3	$741.1	$966.6	$1,216.9
% Growth	**34.2%**	**34.2%**	**33.2%**	**30.4%**	**25.9%**
Gross Profit [1]	$294.3	$398.1	$520.6	$681.7	$871.0
% Gross Margin	*71.0%*	*71.6%*	*70.2%*	*70.5%*	*71.6%*
EBITDA [1]	$39.3	$48.9	$52.1	$70.3	$88.5
% EBITDA Margin	**9.5%**	**8.8%**	**7.0%**	**7.3%**	**7.3%**
Net Income [1]	$19.9	$25.0	$17.7	$33.8	$48.0
% Margin	*4.8%*	*4.5%*	*2.4%*	*3.5%*	*3.9%*

VALUATION SUMMARY

($ in millions, except per share data)

Current Share Price (04/15/16)		$71.75
Discount to 52-Week High		*(30.0%)*
Premium to 52-Week Low		*38.6%*
Shares Outstanding		83.239
Market Capitalization		**$5,972.4**
Plus: Debt		$283.9
Less: Cash		(364.7)
Plus: Minority Interest		--
Enterprise Value		**$5,891.6**
	Statistic	Multiple
TEV / FY2016E Revenue	$966.6	6.1x
TEV / FY2017E Revenue	$1,216.9	4.8x
TEV / FY2016E EBITDA	$70.3	N/M
TEV / FY2017E EBITDA	$88.5	N/M
FY2016E P/E	$0.41	N/M
FY2017E P/E	$0.57	N/M

Sources: Capital IQ, Company Filings, Company Website
Note: All information on Napa based solely on publicly available information; data as of 4/15/16
1. Non-GAAP measures
2. Per Wall Street Research

[21]

Summary of Current Cloud ERP Market Dynamics

MOELIS & COMPANY

Cloud delivery of ERP systems meaningfully expands the addressable market for ERP systems historically served by traditional, on-premise models

ESTIMATED ERP MARKET TRENDS


($ in billions)
$53.5
$66.1
2% '16E – '19E On-Premise ERP CAGR
16% 2016E - 2019E Cloud ERP CAGR
2016E
2019E
Cloud ERP
On-Premise

ILLUSTRATIVE ERP TOTAL ADDRESSABLE MARKET


Enterprise
>1,000 employees
~9,000 firms
Mid-Market
100 - 1,000 employees
~116,000 firms
Small
<100 employees
~6,00,000 firms
On-Premise ERP Addressable Market
Cloud ERP Addressable Market

Overall Cloud ERP growth is expected to be driven by:

1) *The product's ability to expand the addressable market for ERP systems (greenfield opportunities)*
2) *Displacements of historical on-premise solutions*
3) *The introduction of two-tier deployments*

Sources: Company Filings, Company Website, Wall Street Research, IDC

[22]

Unique Customer Value Proposition

MOELIS & COMPANY

Napa's products offer a number of attractive benefits to customers

NAPA SOLUTION – ONE SYSTEM FOR THE ENTERPRISE


CRM
ERP
One Database
eCommerce

19+ Languages, 190+ Countries

PERSPECTIVES

- Holistic delivery with visible billing model lowers total cost of ownership relative to historical delivery models
- Eliminates the upgrade cycle associated with on-premise systems
- Faster time to deployment vs. on-premise (months, not years)
- Consolidates what was historically served by a fragmented vendor landscape

Napa Customer Base (Total # of Companies, Subs and Organizations)


10,000
12,000
16,000
20,000
24,000
30,000+
2010A
2011A
2012A
2013A
2014A
2015A

The value proposition associated with the Company's offering has helped drive rapid adoption by companies of all sizes and across a range of industries

Sources: Company Filings, Company Website

[23]

Acquisition History

Napa has expanded its product offering through a number of recent acquisitions

Since 2008, Napa has successfully acquired 11 businesses for aggregate consideration of over $400mm in implied enterprise value

Napa’s strategy has been to focus on targets that may expand its suite of offerings, geographic reach, or that can be leveraged across its customer base

A number of the Company’s acquisitions were consummated with its solution providers and partners

    TRANSACTION VALUE

TARGET    ANNOUNCE DATEVERTICAL / SOLUTION

    ($MM)

    March 2016ManufacturingN/A

    August 2015Billing / Payment Automation$35

    April 2015Commerce Marketing Automation$200

    July 2014Europe$50

    October 2013HCM$25

    May 2013OMS$28

    March 2013CMSN/A

    January 2013POS / Retail$6

    July 2009PSA$19

    May 2008PSA$33

    [ 24 ]

Sources:    Capital IQ, Company filings

Selected Historical Financial Metrics

($ in millions)

    $1,216.9

    $966.6

    $741.1

    $556.3

    $414.5

    $308.8

    $236.3

$166.5    $193.1

69.5%    71.9% 73.3%72.5%71.0%71.6%70.2%70.5%71.6%

5.4%    5.3%7.2%5.7%5.2%

1.9%     2.9%3.6%4.0%

2009A    2010A 2011A2012A2013A2014A2015A2016E ²2017E ²

    Revenue% Gross Margin ¹% EBIT Margin ¹

Napa has demonstrated a decade of sustained revenue growth

Sources:    Capital IQ, Company Filings, Company Website

1.    Non-GAAP measures [ 25 ]

2.    Per Wall Street Research

Annotated LTM Share Price Performance

MOELIS & COMPANY

LTM STOCK PRICE PERFORMANCE


Stock Price
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
Volume (mm)
5.0
4.0
3.0
2.0
1.0
0.0
4/17/15
5/17/15
6/17/15
7/17/15
8/17/15
9/17/15
10/17/15
11/17/15
12/17/15
1/17/16
2/17/16
3/17/16
4/15/16
Volume
Stock Price

TRADING PERFORMANCE

	Napa
Current	$71.75
30-Day Average	$68.71
90-Day Average	64.31
1-Year Average	83.62
52-Week High	102.46
52-Week Low	51.75

1. **April 23, 2015**: Announces First Quarter 2015 Financial Results (beat analyst expectations); Signs Definitive Agreement to Acquire Bronto Software
2. **April 30, 2015**: Shares Rise as Salesforce.com Reportedly Hires Bankers to Evaluate Takeover Offers
3. **May 6, 2015**: Announces World's First End-to-End Cloud Business Management Mobile App for Android Smartphones
4. **June 9, 2015**: Completes Acquisition of Bronto Software
5. **July 23, 2015**: Announces Second Quarter 2015 Financial Results (missed analyst expectations); Appoints Jim McGeever as President
6. **October 22, 2015**: Announces Third Quarter 2015 Financial Results (beat analyst expectations)
7. **January 28, 2016**: Announces Fourth Quarter and Fiscal 2015 Financial Results (beat analyst expectations)
8. **February 5, 2016**: Cloud-Based Shares Drop Following Tableau's Forecasted Industry Softness

Source: Company Website, Capital IQ
Note: All information on Napa based solely on publicly available information; data as of 4/15/16

[26]

Disclaimer

This presentation has been prepared by Moelis & Company LLC (“Moelis”) for exclusive use of the Special Committee of the Board of

Directors of Orlando Corporation (“Orlando” or the “Company”) in considering the transaction described herein based on publicly available information. Moelis has not assumed any responsibility for independently verifying the information herein, Moelis makes no representation or warranty as to the accuracy, completeness or reasonableness of the information herein and Moelis disclaims any liability with respect to the information herein. In this presentation, Moelis has used certain projections, forecasts or other forward-looking statements with respect to the Company and/or other parties involved in the transaction which were prepared based on publicly available information. This presentation speaks only as of its date and Moelis assumes no obligation to update it or to advise any person that its conclusions or advice has changed.

This presentation is solely for informational purposes. This presentation is not intended to provide any basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient’s own judgment. This presentation is not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting or legal advice.

Moelis provides mergers and acquisitions, restructuring and other advisory services to clients and its affiliates manage private investment partnerships. Its personnel may make statements or provide advice that is contrary to information contained in this material. Our proprietary interests may conflict with your interests. Moelis may from time to time have positions in or effect transactions in securities described in this presentation. Moelis may have advised, may seek to advise and may in the future advise or invest in companies mentioned in this presentation.

This presentation is confidential and may not be disclosed to any other person or relied upon without the prior written consent of Moelis.

[ 27 ]

Contact Information

Moelis & Company LLC is a U.S.-registered broker dealer and a member of FINRA & SIPC.

Moelis & Company LLC

1999 Avenue of the Stars, Suite 1900

Los Angeles, CA 90067

Tel: (310) 443-2300

399 Park Avenue, 5th Floor

New York, NY 10022

Tel: (212) 883-3800

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